Exhibit 99.1

Contacts:

Raymond Jones	Katie Curnutte

Investor Relations	Public Relations

206-470-7137	press@zillow.com

ir@zillow.com

ZILLOW GROUP ANNOUNCES PROPOSED OFFERING OF $400 MILLION OF CONVERTIBLE SENIOR NOTES

SEATTLE, Wash., December 5, 2016 - Zillow Group, Inc. (NASDAQ: Z) (NASDAQ: ZG) announced today that it intends to offer, subject to market and other conditions, $400.0 million aggregate principal amount of Convertible Senior Notes due 2021 (the “Convertible Notes”) in a private placement under the Securities Act of 1933, as amended (the “Securities Act”). Zillow Group also intends to grant the initial purchaser of the Convertible Notes a 30-day option to purchase all or any part of an additional $60.0 million aggregate principal amount of Convertible Notes solely to cover over-allotments.

Zillow Group intends to use a portion of the net proceeds from the offering to pay the cost of the capped call transaction described below. Zillow Group intends to use the remainder of the net proceeds from the offering for general corporate purposes, which may include the repurchase of outstanding 2.75% Convertible Senior Notes due 2020 of its wholly owned subsidiary, Trulia, LLC, in open market or privately negotiated transactions or otherwise, general and administrative matters, capital expenditures, and acquisitions or investments in technologies or businesses that complement its business.

The Convertible Notes will be general unsecured senior obligations of Zillow Group, and will be convertible at the option of the noteholders under certain circumstances, and during certain periods. Interest will be payable semi-annually in arrears. Zillow Group will settle conversions of the Convertible Notes by paying or delivering, as the case may be, cash, shares of its Class C capital stock, or a combination of cash and shares of its Class C capital stock, at its election. The interest rate, conversion rate, and other terms of the Convertible Notes will be determined at the time of pricing of the offering.

In connection with the pricing of the Convertible Notes, Zillow Group expects to enter into a privately negotiated capped call transaction with the initial purchaser (the “Option Counterparty”). The capped call transaction is expected generally to reduce the potential dilution to Zillow Group’s Class C capital stock upon any conversion of Convertible Notes and/or offset the cash payments Zillow Group is required to make in excess of the principal amount of the Convertible Notes in the event that the market price of Zillow Group’s Class C capital stock is greater than the strike price of the capped call transaction (which will initially correspond to the initial conversion price of the Convertible Notes and is subject to certain adjustments under the terms of the capped call transaction), with such reduction and/or offset subject to a cap based on the cap price of the capped call transaction. If the initial purchaser exercises its over-allotment option, Zillow Group may use a portion of the net proceeds from the offering to enter into an additional capped call transaction with the Option Counterparty.

Zillow Group expects that, in connection with establishing its initial hedge of the capped call transaction, the Option Counterparty and/or its affiliates will enter into various derivative transactions with respect to Zillow Group’s Class C capital stock and/or purchase shares of Zillow Group’s Class C capital stock concurrently with, or shortly after, the pricing of the Convertible Notes. This activity could increase (or reduce the size of any decrease in) the market price of Zillow Group’s Class C capital stock or the Convertible Notes at that time, and could result in a higher effective conversion price for the Convertible Notes.

In addition, the Option Counterparty and/or its affiliates may modify its hedge position by entering into or unwinding various derivative transactions with respect to Zillow Group’s Class C capital stock and/or by purchasing or selling Zillow Group’s Class C capital stock or other securities of Zillow Group in secondary market transactions following the pricing of the Convertible Notes and prior to the maturity of the Convertible Notes (and are likely to do so during any observation period relating to a conversion of the Convertible Notes or in connection with any repurchase of Convertible Notes by Zillow Group). This activity could also cause or avoid an increase or a decrease in the market price of Zillow Group’s Class C capital stock or the Convertible Notes, which could affect the ability of noteholders to convert the Convertible Notes and, to the extent the activity occurs during any observation period related to a conversion of the Convertible Notes, it could affect the number of shares and value of the consideration that noteholders will receive upon conversion of the Convertible Notes.

This offering is being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the Convertible Notes nor any shares of Zillow Group’s Class C capital stock issuable upon conversion of the Convertible Notes have been or are expected to be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation, or any sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding Zillow Group’s offering of the Convertible Notes and intended use of net proceeds of the offering. Statements containing words such as “could,” “believe,” “expect,” “intend,” “will,” or similar expressions constitute forward-looking statements. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control. Factors that may contribute to such differences include, but are not limited to, risks related to whether Zillow Group will consummate the offering of the Convertible Notes on the expected terms, or at all, market and other general economic conditions, whether Zillow Group will be able to satisfy the conditions required to close any sale of the Convertible Notes and the fact that Zillow Group’s management will have broad discretion in the use of the proceeds from any sale of the Convertible Notes. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For information about other potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission, or SEC, and in Zillow Group’s other filings with the SEC. Except as may be required by law, Zillow Group does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

About Zillow Group

Zillow Group (NASDAQ:Z) (NASDAQ:ZG) houses a portfolio of the largest real estate and home-related brands on mobile and the web. The company’s brands focus on all stages of the home lifecycle: renting, buying, selling, financing and home improvement. Zillow Group is committed to empowering consumers with unparalleled data, inspiration and knowledge around homes, and connecting them with the right local professionals to help. The Zillow Group portfolio of consumer brands includes real estate and rental marketplaces Zillow®, Trulia®, StreetEasy®, HotPads® and Naked Apartments®. In addition, Zillow Group works with tens of thousands of real estate agents, lenders and rental professionals, helping maximize business opportunities and connect to millions of consumers. The company operates a number of business brands for real estate, rental and mortgage professionals, including Mortech®, dotloop®, Bridge Interactive™ and Retsly®. The company is headquartered in Seattle.

Zillow, Mortech, StreetEasy, Retsly and HotPads are registered trademarks of Zillow, Inc. Trulia is a registered trademark of Trulia, LLC. dotloop is a registered trademark of DotLoop, LLC. Naked Apartments is a registered trademark of Naked Apartments, Inc. Bridge Interactive is a trademark of Bridge Interactive Group, LLC.